Exhibit 2.11

EXECUTION VERSION

Amendment No. 1 to Membership Interest Purchase Agreement

Amendment No. 1 to Membership Interest Purchase Agreement
Reference is made to that certain Membership Interest Purchase Agreement (the “Agreement”) dated as of December 17, 2017, by and among Boyd Gaming Corporation, Boyd TCIV, LLC, Penn National Gaming, Inc., and, solely following the execution of a joinder, Pinnacle Entertainment, Inc., and Pinnacle MLS, LLC. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.
1.    Amendment to Agreement. Section 9.04(b) shall be replaced in its entirety with the following language:
(b)     (i) Purchaser understands that Purchaser, and this Agreement, are subject to the prior approval of the FTC and any other Governmental Entity and that Parent and Seller are entering into this Agreement to obtain FTC approval for the FTC Order and to satisfy the requirements of any other Governmental Entity’s conditional approval in connection with the Merger pursuant to the Merger Agreement. Purchaser, as promptly as practicable after the date hereof, will (1) prepare and furnish all necessary information and documents reasonably requested by the FTC or any other Governmental Entity, (2) use reasonable best efforts to demonstrate to the FTC or any other Governmental Entity that Purchaser is an acceptable purchaser of the Purchased Assets and that Purchaser will be able to compete effectively using the Purchased Assets along with its own assets, and (3) reasonably cooperate with Parent and Seller in obtaining all FTC approvals and any other Antitrust Approval or Gaming Approval. Nothing in this Agreement shall prevent Parent and Seller from complying with the FTC Order, and Parent and Seller shall not be considered in breach of this Agreement for taking actions required to be taken to comply with the FTC Order. (ii) Parent shall control all strategy and communications with any Governmental Entities, and accordingly, to the extent not prohibited by applicable Laws or any Governmental Entities, Purchaser shall not communicate with or make submissions to any Governmental Entities without the simultaneous attendance or prior written consent of Seller, provided however that Parent and Purchaser shall jointly control strategy and communications with any Governmental Entities regarding any review process of such Governmental Entity to determine whether Purchaser is an acceptable purchaser of the Purchased Assets and whether Purchaser will be able to compete effectively using the Purchased Assets, and provided further, that Purchaser shall control the substance of communications insofar as they relate specifically to Purchaser. Parent and Seller shall not, without prior consultation with and approval of Purchaser, have any communication with any Governmental Entity, or make any submission to any Governmental Entity, regarding whether Purchaser is an acceptable purchaser of the Purchased Assets or whether Purchaser will be able to compete effectively using the Purchased Assets. Each of the parties shall promptly notify the other parties of any communication it receives from any Governmental Entity relating to the transactions that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by or on its behalf or any of its Affiliates to any Governmental Entity, unless the staff of such Governmental Entity requires otherwise. For purposes of this Section 9.04(b)(ii) only, the term “Governmental Entity” shall not include the FTC or any Gaming Authority.

2.    No Other Modification. The undersigned parties acknowledge and agree that the Agreement is being amended only as stated herein, and no other amendments, express or implied, are, or have been intended to be, made by the undersigned, and, except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

3.    Miscellaneous. The provisions of Article XIII of the Agreement are incorporated herein by reference and shall apply to this letter agreement as if set forth in full herein.[Signature Page to Amendment No. 1 to Membership Purchase Agreement]
IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.
[SIGNATURES ARE ON THE FOLLOWING PAGE]

BOYD GAMING CORPORATION,
a Nevada corporation

By: /s/ Brian A. Larson
Name: Brian A. Larson
Its: Executive Vice President

BOYD TCIV, LLC,
a Nevada limited liability company

By Boyd Gaming Corporation, a Nevada corporation, its Managing Member

By: /s/ Brian A. Larson
Name: Brian A. Larson
Its: Executive Vice President
PENN NATIONAL GAMING, INC., a Pennsylvania corporation By: /s/ Carl Sottosanti Name: Carl Sottosanti Its: Executive Vice President, General Counsel and Secretary
ACKNOWLEDGED AND CONSENTED TO PURSUANT TO THE MERGER AGREEMENT: PINNACLE ENTERTAINMENT, INC. a Delaware corporation By:/s/ Elliot D. Hoops Name: Elliot D. Hoops Its: Vice President and Legal Counsel

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